Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in Registration Statements (Forms S-8 No. 33-63299, No. 33-55695 and No. 333-93345) of The Marcus Corporation of our report, dated July 14, 2000, with respect to the consolidated financial statements of The Marcus Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended May 25, 2000.




                                                  /s/ ERNST & YOUNG LLP




Milwaukee, Wisconsin
August 21, 2000